UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2012 (September 11, 2012)

GEORGIA GULF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Perimeter Center Place, Suite 460, Atlanta, GA	30346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                           Other Events.

On September 11, 2012, Georgia Gulf Corporation (the “Company”) issued a press release announcing that its Board of Directors has:  (1) declared a quarterly cash dividend of $0.08 per common share, payable on October 10, 2012 to shareholders of record as of the close of business on September 28, 2012 and (2) authorized the optional redemption of $50 million aggregate principal amount of the Company’s 9% Senior Secured Notes due 2017 (the “Notes”).

On September 11, 2012, the Company instructed U.S. Bank National Association, the trustee for the Notes, to deliver a notice of redemption to the holders of the Notes.  Pursuant to the notice of redemption, the Company will redeem 10% of the aggregate principal amount of the Notes issued under the indenture, which represents $50 million in aggregate principal amount of Notes, in accordance with the terms for redemption contained in the indenture for the Notes.  The Company will redeem the Notes on October 12, 2012 for a redemption price equal to 103% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date.

A copy of the press release is furnished as Exhibit 99.1 hereto, and is hereby incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Exhibit

99.1	Press Release, dated September 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA GULF CORPORATION

	By:	/s/ Timothy Mann, Jr.
	Name:	Timothy Mann, Jr.
	Title:	Executive Vice President, General Counsel and Secretary

Date: September 11, 2012